UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2013 (November 5, 2013)
Date of Report (Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	001-14881	94-2213782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

666 Grand Avenue, Suite 500 Des Moines, Iowa		50309-2580
(Address of principal executive offices)		(Zip code)

515-242-4300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

____________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

MidAmerican Energy Holdings Company ("MidAmerican") reported today that it completed the sale of $400 million in aggregate principal amount of its 1.10% Senior Notes due 2017 (the "2017 Notes"), $350 million in aggregate principal amount of its 2.00% Senior Notes due 2018 (the "2018 Notes"), $500 million in aggregate principal amount of its 3.75% Senior Notes due 2023 (the "2023 Notes") and $750 million in aggregate principal amount of its 5.15% Senior Notes due 2043 (the "2043 Notes") (collectively, the "Notes") pursuant to a Purchase Agreement dated November 5, 2013. The sale was exempt from the registration requirements under the Securities Act of 1933, as amended. The net proceeds will be used for general corporate purposes and to fund a portion of the purchase price of the proposed acquisition of NV Energy, Inc. ("NV Energy") by MidAmerican pursuant to the agreement and plan of merger dated as of May 29, 2013 (the "NV Energy Acquisition"), if it is completed.

Each series of the Notes will be redeemable prior to maturity, in whole or in part, at MidAmerican’s option, at any time or from time to time prior to May 15, 2017 (in the case of the 2017 Notes), October 15, 2018 (in the case of the 2018 Notes), August 15, 2023 (in the case of the 2023 Notes) or May 15, 2043 (in the case of the 2043 Notes) at a redemption price equal to the sum of (a) the greater of (i) 100% of the aggregate principal amount of the Notes of such series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (not including any portion of such payments of interest accrued to the redemption date), computed by discounting such payments, in each case to, but not including, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 10 basis points (in the case of the 2017 Notes and the 2018 Notes), 20 basis points (in the case of the 2023 Notes) or 25 basis points (in the case of the 2043 Notes), and (b) accrued interest on the principal amount thereof to, but not including, the redemption date.

On or after October 15, 2018 (in the case of the 2018 Notes), August 15, 2023 (in the case of the 2023 Notes) or May 15, 2043 (in the case of the 2043 Notes), MidAmerican may redeem all or any part of the Notes of the applicable series, at MidAmerican's option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the redemption date.

If the NV Energy Acquisition is not consummated on or prior to September 30, 2014, MidAmerican will be required to make a special mandatory redemption, in whole but not in part, of each series of Notes. Such redemption would occur on or before October 3, 2014 at a redemption price equal to 101% of the aggregate principal amount of the Notes of such series plus any accrued interest to, but not including, the redemption date. Each series of Notes may also be redeemed at MidAmerican's option, in whole but not in part, at any time prior to October 3, 2014 if, in MidAmerican's judgment, the NV Energy Acquisition will not be consummated on or prior to September 30, 2014, at a redemption price equal to 101% of the aggregate principal amount of the Notes plus any accrued and unpaid interest to, but not including, the redemption date.

The Notes were issued pursuant to a Ninth Supplemental Indenture, by and between MidAmerican and The Bank of New York Mellon Trust Company, N.A., as Trustee ("Trustee"), dated as of November 8, 2013 ("Ninth Supplemental Indenture"). The Ninth Supplemental Indenture further supplements that certain Indenture ("Initial Indenture"), dated as of October 4, 2002 (as amended and supplemented, the "Base Indenture"), between MidAmerican and the Trustee. The Notes are subject to the terms of the Base Indenture as supplemented by the Ninth Supplemental Indenture, including, without limitation, the provisions relating to "Events of Default" and the acceleration of the Notes upon the occurrence of an Event of Default.

In general, an Event of Default includes any of the following events: (i) a default by MidAmerican as to the payment of any amounts (i.e., any principal, interest or premium) payable under the Notes when due; (ii) any default in the performance, or breach, of any covenant, agreement or warranty of MidAmerican contained in the Base Indenture which continues for 30 days after written notice thereof is given to MidAmerican by the Trustee or to MidAmerican and the Trustee by the holders of a majority of the aggregate principal amount of all series of senior debt securities (including the Notes) outstanding under the Base Indenture, as amended, modified and supplemented from time to time; (iii) a default on any other indebtedness of MidAmerican or certain of its subsidiaries (other than indebtedness that is non-recourse to MidAmerican and its assets) if either (A) such default results from the failure to pay more than $100 million of such indebtedness when due (after the expiration of any applicable grace period) or (B) as a result of such default, the maturity of such indebtedness is accelerated and such default is not timely cured and such acceleration is not rescinded and the aggregate principal amount of such indebtedness, together with the aggregate principal amount of any other indebtedness of MidAmerican and certain of its subsidiaries (other than indebtedness that is non-recourse to MidAmerican and its assets) that is then in default, is $100 million or more; (iv) the entry by a court of one or more judgments or orders against MidAmerican or any of certain of its subsidiaries for the payment of more than $100 million (excluding any amount thereof that is covered by insurance or any bond written by an entity that is not affiliated with MidAmerican and any amount that is non-recourse to MidAmerican and its assets), which judgment is not vacated, discharged or stayed within 60 days after entry thereof; and (v) the bankruptcy or insolvency of MidAmerican or any of certain of its subsidiaries.

The foregoing discussion of the Notes, the Base Indenture and the Ninth Supplemental Indenture is qualified in its entirety by reference to: (i) the Initial Indenture and any supplemental indentures previously filed with the United States Securities and Exchange Commission ("SEC") and (ii) the Ninth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Ninth Supplemental Indenture, dated as of November 8, 2013, by and between MidAmerican Energy Holdings Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Notes.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan," "forecast" and similar terms. These statements are based upon MidAmerican's and its subsidiaries' current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of MidAmerican and its subsidiaries and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement related to our planned acquisition of NV Energy or the failure to consummate such acquisition, including such termination or failure due to a failure to receive the required regulatory approvals, the taking of government action (including the passage of legislation) to block such acquisition or a failure to satisfy other closing conditions contained in such definitive agreement;

•	actions taken or conditions imposed by governmental or other regulatory authorities in connection with MidAmerican's planned acquisition of NV Energy;

•
general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including reliability and safety standards, affecting MidAmerican's subsidiaries' operations or related industries;

•
changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•
the outcome of rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies and MidAmerican's subsidiaries' ability to recover costs in rates in a timely manner;

•
changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and distributed generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or MidAmerican's subsidiaries' ability to obtain long-term contracts with customers and suppliers;

•
a high degree of variance between actual and forecasted load or generation that could impact MidAmerican's subsidiaries' hedging strategy and the cost of balancing its generation resources with its retail load obligations;

•
performance and availability of MidAmerican's subsidiaries' facilities, including the impacts of outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•
changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition and creditworthiness of MidAmerican's subsidiaries' significant customers and suppliers;

•	changes in business strategy or development plans;

•
availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in the London Interbank Offered Rate, the base interest rate for MidAmerican's and its subsidiaries' credit facilities;

•	changes in MidAmerican's and its subsidiaries' credit ratings;

•	risks relating to nuclear generation;

•
the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and MidAmerican's subsidiaries' ability to recover such costs in regulated rates;

•	increases in employee healthcare costs, including the implementation of the Affordable Care Act;

•
the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	changes in the residential real estate brokerage and mortgage industries and regulations that could affect brokerage and mortgage transaction levels;

•
unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on MidAmerican's consolidated financial results;

•	MidAmerican's ability to successfully integrate future acquired operations into its business;

•
other risks or unforeseen events, including the effects of storms, floods, fires, earthquakes, explosions, landslides, litigation, wars, terrorism, embargoes and other catastrophic events, including catastrophic events triggered by a breakdown or failure of MidAmerican's subsidiaries' operating assets; and

•	other business or investment considerations that may be disclosed from time to time in MidAmerican's filings with the SEC or in other publicly disseminated written documents.

Further details of the potential risks and uncertainties affecting MidAmerican and its subsidiaries are described in MidAmerican's filings with the SEC. MidAmerican undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: November 8, 2013
/s/ Douglas L. Anderson
Douglas L. Anderson
Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Ninth Supplemental Indenture, dated as of November 8, 2013, by and between MidAmerican Energy Holdings Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Notes.